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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-4 No. 333-     ) of The Williams Companies, Inc. for the registration
of 1,400,000 shares of common stock of our report dated February 10, 1997, with respect to the consolidated financial statements and schedule of The Williams Companies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 and our report dated February 13, 1998, with respect to the consolidated financial statements of The Williams Companies, Inc. for the year ended December 31, 1997, included in its current Report on Form 8-K dated February 20, 1998, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-44963) and related Joint Proxy Statement/Prospectus, incorporated by reference in this Registration Statement
(Form S-4 No. 333-     ).


                                          ERNST & YOUNG LLP

Tulsa, Oklahoma
March 12, 1998